UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 11, 2019

FitLife Brands, Inc.
(Exact name of Registrant as specified in its Charter)

Nevada	000-52369	20-3464383
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

5214 S. 136th Street Omaha, Nebraska 68137
(Address of principal executive offices)

402-333-5260
(Registrant’s Telephone Number)

Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2) ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 3.03 Material Modification to Rights of Security Holders.

On April 11, 2019, FitLife Brands, Inc. (the “Company”) filed two Certificates of Change with the Secretary or State of the State of Nevada, copies of which are attached hereto as Exhibit 3.1, the first to effect a reverse stock split of both the Company’s issued and outstanding and authorized common stock, par value $0.01 per share (“Common Stock”), at a ratio of 1-for-8,000 (the “Reverse Split”), and the second to effect a forward stock split of both the Company’s issued and outstanding and authorized Common Stock at a ratio of 800-for-1 (the “Forward Split,” and together with the Reverse Split, the “Reverse/Forward Split”). The Reverse/Forward Split will become effective on Tuesday, April 16, 2019 on or about 12:01 a.m. PST.

Pursuant to Section 78.02 of the Nevada Revised Statutes, the Reverse/Forward Split does not require the prior approval of the Company’s stockholders, and requires only the approval by the Company’s Board of Directors, which was obtained on March 25, 2019.

Effective April 16, 2019, the shares of Common Stock will begin trading on the OTC:PINK marketplace on a post-Reverse/Forward Split basis under the ticker symbol “FTLFD.” The “D” will appear on the Company’s ticker symbol for the 20 business days following the effective date. Beginning on the effective date, the Company’s new CUSIP number will be 33817P207.

Holders of fewer than 8,000 shares of the Common Stock immediately prior to the Reverse/Forward Split will be entitled to receive cash in lieu of fractional shares based on the 5-day volume weighted average price of the Company’s Common Stock immediately prior to the Reverse/Forward Split. As a result, such holders will cease to be stockholders of the Company. Holders of more than 8,000 shares of Common Stock immediately prior to the Reverse/Forward Split will not receive fractional shares, and instead any fractional shares resulting from the Reverse/Forward Split will be rounded up to the next whole share. The Company’s transfer agent, Colonial Stock Transfer, will be sending holders of record of the Company’s Common Stock a letter of transmittal with further details of the Reverse/Forward Split and instructions setting forth how stockholders may receive updated Common Stock certificates and/or cash in lieu of fractional shares promptly after the effective date.

    As a result of the Reverse/Forward Split, the number of shares of Company Common Stock authorized for issuance under the Company’s Articles of Incorporation, as amended, will be 15,000,000 shares.

Item 5.03  Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

    See Item 3.03.

Item 9.01 Financial Statements and Exhibits.

See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FitLife Brands, Inc.

Date: April 15, 2019	By:	/s/ Dayton Judd
Dayton Judd
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificates of Change, dated April 11, 2019